Exhibit 11: Statement Re Computation of Per Share Earnings

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations (in thousands, except per share data):

                                       Three Months Ended          Six Months Ended
                                             June 30,                  June 30,

                                        1998        1997            1998       1997
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
Numerator                             $25,281     $14,982        $49,417     $37,753

Denominators:


  Basic shares outstanding             51,429      51,320         51,627      51,475
  Dilutive option effect                  666         623            698         625
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  Dilutive shares outstanding          52,095      51,943         52,325      52,100
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EPS:

  Basic                                 $0.49       $0.29         $0.96        $0.73
  Diluted                               $0.48       $0.29         $0.94        $0.72
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